Exhibit 10.3

AMENDMENT NO. 1

to

GENTIVA HEALTH SERVICES, INC.

STOCK & DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

This Amendment No. 1 dated as of May 13, 2010 to Gentiva Health Services, Inc. Stock & Deferred Compensation Plan for Non-Employee Directors, as amended and restated as of December 31, 2007 (the “Plan”).

W  I  T  N  E  S  S   E  T  H:

WHEREAS, pursuant to Section 7(d) of the Plan the Board of Directors has authorized amending the Plan as follows;

NOW, THEREFORE, the following sections of the Plan are amended, effective May 13, 2010:

1. In Section 4(a) of the Plan, the dollar amount “$55,000” is deleted, and the dollar amount “$80,000” is substituted therefor.

2. In the first sentence of Section 4(b) of the Plan, the dollar amount “$13,750” is deleted, and the dollar amount “$20,000” is substituted therefor.

3. Except as amended hereby, all other terms and conditions of the Plan shall remain in full force and effect.